Tempur Sealy International, Inc. (TPX) “Success is strengthening our Iconic Brands while driving higher ROIC through focused execution” 1 © 2019 Tempur Sealy International, Inc.

Tempur Sealy International, Inc. Overview: (TPX) • Strong global brands serving all price points • Omni-channel distribution balanced between wholesale and direct to consumer • Global manufacturing footprint • Structural growth industry, with high ROIC and robust free cash flow • Industry is relatively concentrated in US and fragmented globally TPX North International Consolidated America 2018 Sales $2,703 $2,136 $567 100% 79% 21% 2018 GM% 42% 39% 53% Forward-Looking Statements: This investor presentation contains statements that may be characterized as “forward looking” within the meaning of federal securities laws. Please review carefully the cautionary statements and other information included in the appendix under “Forward looking Statements”. Non-GAAP Financial Information: This presentation includes non-GAAP financial measures. Please refer to the footnotes and the explanations about such © 2019 Tempur Sealy International, Inc. non-GAAP financial measures, including reconciliations to the corresponding GAAP financial measures, in the appendix at the end of this presentation. Footnotes: Please refer to the footnotes at the end of this presentation. 2

Delivering Shareholder Value Focus on long-term initiatives: • Develop the most innovative bedding products in all the markets we serve • Invest significant marketing dollars to promote our worldwide brands • Optimize worldwide distribution to be where consumers want to shop • Drive increases in EBITDA(1) (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 3 © 2019 Tempur Sealy International, Inc.

Global Manufacturing Foot Print 35 International Facilities 22 North American Facilities Wholly owned and Joint Venture Tempur-Pedic Facility Joint Venture Licensee 4 © 2019 Tempur Sealy International, Inc.

Worldwide Direct Business • Distribution network made up of Web, Call Center, and Company-owned stores 300 Global Direct Sales • Experienced continued strong growth within the direct channel, growing 25% for the full year 2018. 250 200 150 NORTH AMERICAN INTERNATIONAL SALES CHANNEL SALES CHANNEL 100 7% 50 18% 0 FY 2016 FY 2017 FY 2018 International North America 82% 93% Global Direct Channel sales grew 92% over 2 years Direct Wholesale Direct Wholesale 5 © 2019 Tempur Sealy International, Inc.

Tempur North America Retail Store Expansion ➢ 2017 ended with 13 Tempur Sealy retail doors, expanded to 40 doors by end of 2018 ➢ We currently expect to have at least 60 company-owned retail stores by end of 2019 ➢ Long term outlook of expansion may lead to approximately 150 company-owned stores 2012-2017 Store base Doors added in 2018 6 © 2019 Tempur Sealy International, Inc.

TEMPUR + SEALY

Flexible Operating Model with a Variable Cost Structure[2]

- Tempur Sealy's total cost structure is highly variable; approximately 75% in total
- Tempur Sealy's cost structure can be quickly aligned with sales trends



COST OF GOODS SOLD


Fixed ~15%
Variable ~85%

OPERATING EXPENSES


Fixed ~45%
Variable ~55%

7

© 2019 Tempur Sealy International, Inc.

BRANDS & PRODUCTS 8 © 2019 Tempur Sealy International, Inc.

Complete Portfolio of Products TEMPUR MATERIAL HYBRID INNERSPRING MEMORY FOAM TEMPUR® STEARNS & FOSTER® SEALY CONFORM® SEALY HYBRID® COCOON BY TEMPUR BREEZE® SEALY SEALY (BED IN A BOX) (BED IN A BOX) TEMPUR ADAPT™ STEARNS & FOSTER® SEALY RESPONSE® OTHER SPECIALTY ADJUSTABLE BASES PILLOWS 9 © 2019 Tempur Sealy International, Inc.

TEMPUR-PEDIC Launching the innovative, new breeze°, …designed to improve product mix, completes the largest rollout in Tempur history… with all night cooling. 10 © 2019 Tempur Sealy International, Inc.

STRONGER TEMPUR-PEDIC PRODUCT OFFERING TEMPUR-ADAPT FAMILY TEMPUR-BREEZE FAMILY ADAPT PROADAPT LUXEADAPT PRObreeze° LUXEbreeze° SOFT SOFT SOFT MEDIUM MEDIUM MEDIUM FIRM FIRM FIRM HYBRID HYBRID HYBRID $2,199 $2,999 $3,999 $3,799 $4,499 Product Launched in 2018 Product Launching in 2019 11 © 2019 Tempur Sealy International, Inc.

TEMPUR+SEALY

NEW TEMPUR-LUXEbreeze°

NEXT LEVEL COOLING COMFORT - 8° cooler



13" PROFILE

$4,499 SRP

SOFT | FIRM

OUTSIDE

SMARTCLIMATE MAX DUAL COVER SYSTEM

An enhanced zip-off cover with double the cool-to-touch power combined with a super-stretch inner layer so you feel cooler when you lie down.

INSIDE

PURECOOL+ Phase Change Material

Exclusive, next-generation technology absorbs excess heat so you feel cooler while you fall asleep

TEMPUR-CM+ Material

Advanced TEMPUR® Material redesigned with maximum airflow for all-night cooling comfort

Ventilated TEMPUR-APR Material

Our most pressure –relieving material ever – now with an all-new, ultra-breathable design for all-night cooling comfort

12

© 2019 Tempur Sealy International, Inc.

TEMPUR+SEALY

NEW **TEMPUR**-PRO**breeze°**

ADVANCED **ALL-NIGHT** COOLING - **3°** cooler



OUTSIDE

SMARTCLIMATE DUAL COVER SYSTEM

A zip-off, cool-to-touch outer layer combined with a super-stretch inner layer so you feel cooler when you lie down

INSIDE

PURECOOL+ Phase Change Material

Exclusive, next-generation technology absorbs excess heat so you feel cooler while you fall asleep

TEMPUR-CM+ Material

Advanced TEMPUR® Material redesigned with maximum airflow for all-night cooling comfort

12" PROFILE

$3,799 SRP

HYBRID | **MEDIUM**

13

© 2019 Tempur Sealy International, Inc.

2019 14 © 2019 Tempur Sealy International, Inc.

Stearns & Foster Reinvented ALL-NEW & EXCLUSIVE Coil Technologies PROPRIETARY and EXCLUSIVE Memory Foam engineered by: ALL-NEW Natural + Cooling System 15 © 2019 Tempur Sealy International, Inc.

NEW Stearns & Foster Collection: ESTATE Starting at $1,499 LUX ESTATE Starting at $2,299 LUX ESTATE HYBRID Starting at $2,799 RESERVE Starting at $3,999 16 © 2019 Tempur Sealy International, Inc.

MANAGEMENT COMMENTS 17

• Net sales increased 7.1% Fourth Quarter 2018 • Global Direct Sales increased 23% Highlights • North American Tempur-Pedic mattress units grew 36% Three Months Ended December 31st %Change 2018 2017 %Change Constant Currency(1) Net Sales $676.1 $631.4 7.1% 8.2% Net Income 12.3 48.4 (74.6%) (72.1%) EBITDA(1) 77.9 93.0 (16.2%) (14.2%) Adjusted Net Income(1) $49.7 $47.8 4.0% 6.5% Adjusted EBITDA(1) 117.9 111.8 5.5% 7.1% ($ in millions, except for % values) (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 18 © 2019 Tempur Sealy International, Inc.

Full Year 2018 • Global Direct Sales increased 25% Highlights • International Net Sales increased 8% Twelve Months Ended December 31st %Change 2018 2017 %Change Constant Currency(1) Net Sales $2,702.9 $2,700.6 0.1% (0.3%) Net Income 100.5 151.4 (33.6%) (32.7%) EBITDA(1) 356.1 376.5 (5.4%) (5.0%) Adjusted Net Income(1) $163.0 $179.2 (9.0%) (8.3%) Adjusted EBITDA(1) 424.7 445.6 (4.7%) (4.4%) ($ in millions, except for % values) (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 19 © 2019 Tempur Sealy International, Inc.

Update on Mattress Recent Updates: • In early January, both parties had discussions and Firm agreed to a thirty day stay of all litigation. • The parties have now agreed to a settlement of all litigation matters between them in consideration of full mutual releases of all claims. • As mentioned on the fourth quarter call, communications have been constructive Consistent with prior communications, Tempur Sealy has 4 criteria for evaluating any potential partners: ➢ Financially strong counter-party ➢ Strategically aligned ➢ Trust and confidence in business plan ➢ Durability of the relationship 20 © 2019 Tempur Sealy International, Inc.

• Leverage ratio midpoint(3): 3.5x with a range of 3.0x to 4.0x Debt Structure • Fixed rate debt represent ~60% of total debt; capital structure contains long dated maturities LEVERAGE(1) MANDATORY MATURITY PROFILE(4) 5.00x $600 $450 4.05x $435 3.87x 3.50x $47 $53 2.50x 3Q18 4Q18 Target 2019 2020 2021 2022 2023 2024 2025 2026 Rating Agency Ratings • S&P: BB- as of November 2018 • Moody’s: Ba3 reaffirmed as of September 2018 (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 21 © 2019 Tempur Sealy International, Inc.

Outlook Assumptions 2019 Targets and • Continued Tempur-Pedic growth Near Term Priorities • Pricing tailwinds of $30 million • Improved merchandising mix • Continued slight headwinds from Sealy • Normalized incentive compensation headwind of $20 million • Incremental innovation investments of $15 million 2019 Financial Targets(3) and Assumptions Adjusted EBITDA(1) $425 to $475 M Depreciation & Amortization $115 to $120 M Capital Expenditures $70 to $75 M ($60 M Maintenance) Interest Expense $90 to $95 M U.S. Federal Tax Rate Range 26% to 28% Diluted Share Count 55.5 M (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 22 © 2019 Tempur Sealy International, Inc.

Thank you for your interest in Tempur Sealy International For more information please email: investor.relations@tempursealy.com 23 © 2019 Tempur Sealy International, Inc.

APPENDIX 24

Aspirational Plan(5) ➢ On August 7, 2017, the Company implemented a new Aspirational Program in the form of performance restricted stock units tied to challenging performance targets. This Aspirational Program builds on the challenging goals and the structure established in our original Aspirational Program adopted in 2015, with slightly revised performance goals and new performance periods, as we aligned the management team around our new aspirational targets following the termination with our largest customer in 2017. • Performance restricted stock units (“PRSUs”) for approximately 1.5 million shares of the Company’s common stock were granted to over 150 employees • PRSUs will vest based on adjusted EBITDA(1) performance measured on a rolling 4 quarter basis during two performance periods -- 2018 and 2019 and 2020 • If the minimum performance target is met for the applicable period, awards become payable shortly after the applicable period. If an officer or employee leaves for any reason prior to vesting, all of his or her PRSUs will be forfeited, subject to certain limited exceptions Achievement Schedule ~15% of total costs % of Total Grant of PRSUs That Will Vest Adjusted EBITDA January 1, 2018 – December 31, 2019 (Period 1) ≥ $650 100% $600 66% ~20% of total costs < $600 0% ▪ Measured quarterly on a trailing four quarter period ▪ If an award is earned in Period 1 the program ends, subject to a change of control provision ▪ If an award is not earned in Period 1, then ½ of the award lapses and ½ of the award remains available for vesting based on performance in Period 2 ▪ Prorated based on performance between $600 & $650, but is only payable at the end of the respective period (adjusted EBITDA target $ in millions) 25 For more information please refer to the Company’s Form 8-K filed on August 7, 2017

Forward-Looking Statements This investor presentation contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "assumes," "may," "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "targets," "intends," "believes," "will" and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA for 2019 and performance generally for 2019 and subsequent periods and the Company's expectations for product launches over the next few quarters, increasing sales growth, expanding direct to consumer business (including expanding the Company’s Tempur-branded retail store presence) and ongoing productivity initiatives. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed as forward-looking statements. These risk factors include the impact of the macroeconomic environment in both the U.S. and internationally (including the impact of highly inflationary economies) on the Company’s business segments and expectations regarding growth of the mattress industry; uncertainties arising from global events; the effects of strategic investments on the Company’s operations, including efforts to expand its global market share; the ability to develop and successfully launch new products; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the ability to increase sales productivity within existing retail accounts and to further penetrate the retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the ability to continuously improve and expand the Company’s product line, maintain efficient, timely and cost-effective production and delivery of products, and manage growth; the effects of consolidation of retailers on revenues and costs; competition in the Company’s industry; consumer acceptance of the Company’s products; the effects of discontinued operations on the Company’s operating results and future performance; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector; financial distress among the Company’s business partners, customers and competitors; financial solvency and related problems experienced by other market participants; the Company’s reliance on information technology and the associated risks involving potential security lapses and/or cyber-based attacks; the outcome of pending tax audits or other tax, regulatory or investigation proceedings and pending litigation; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carryforwards; the Company’s capital structure and increased debt level, including its ability to meet financial obligations and continue to comply with the terms and financial ratio covenants of its credit facilities; changes in interest rates; effects of changes in foreign exchange rates on the Company’s reported earnings; changing commodity costs; disruptions in the supply of raw materials, or loss of suppliers; expectations regarding our target leverage and the Company’s share repurchase program; sales fluctuations due to seasonality; the effect of future legislative or regulatory changes, including changes in international trade duties, tariffs and other aspects of international trade policy; the Company’s ability to protect its intellectual property; and disruptions to the implementation of the Company’s strategic priorities and business plan caused by abrupt changes in its executive management team. Other potential risk factors include the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2018. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Note Regarding Historical Financial Information: In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company’s financial performance, please refer to the Company’s SEC filings. Note Regarding Trademarks, Trade Names and Service Marks: TEMPUR®, Tempur-Pedic®, the TEMPUR-PEDIC & Reclining Figure Design®, TEMPUR-Adapt®, TEMPUR-ProAdapt®, TEMPUR-LuxeAdapt™, TEMPUR-PRObreeze™, TEMPUR-LUXEbreeze™,TEMPUR- Cloud®, TEMPUR-Choice®, TEMPUR-Weightless®, TEMPUR-Contour™, TEMPUR-Rhapsody™, TEMPUR-Flex®, THE GRANDBED BY TEMPUR-PEDIC®, TEMPUR-Simplicity®, TEMPUR-Ergo®, TEMPUR- UP™, TEMPUR-Neck™, TEMPUR-Symphony™, TEMPUR-Comfort™, TEMPUR-Traditional™, TEMPUR-Home™, SEALY®, SEALY POSTUREPEDIC®, STEARNS & FOSTER®, COCOON by Sealy™ and OPTIMUM® are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries. All other trademarks, trade names and service marks in this presentation are the property of the respective owners. Limitations on Guidance: The guidance included herein is from the Company’s press release and related earnings call on February 14, 2019. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above. 26

Footnotes 1. Adjusted Net Income, EBITDA, adjusted EBITDA, leverage, leverage ratio, and constant currency are a non-GAAP financial measures. Please refer to the "Use of Non- GAAP Financial Measures and Constant Currency Information" on slide 28 for more information regarding the definitions of adjusted Net Income, EBITDA, adjusted EBITDA, leverage, leverage ratio, and constant currency, including the adjustments (as applicable) from the corresponding GAAP information. Amounts shown for 2019 financial targets on slide 22 represent management estimates of adjusted EBITDA performance based on the Company’s guidance provided on February 14, 2019. Please refer to “Forward-Looking Statements” and “Limitations on Guidance” on slide 26. The Company notes that it is unable to reconcile this forward- looking non-GAAP financial measure to GAAP net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income in 2019 but would not impact adjusted EBITDA. These items that impact comparability may include restructuring activities, the impact of the termination of contracts with customers, foreign currency exchange rates, income taxes, and other items. The unavailable information could have a significant impact on the Company's full year 2019 GAAP financial results. 2. Management estimates. 3. Based on the Company’s 2019 financial targets provided in the press release dated February 14, 2019 and the related earnings call on February 14, 2019. Please refer to “Forward-Looking Statements” and “Limitations on Guidance”. 4. Based on debt outstanding at December 31, 2018. For more information please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. 5. For more information about the aspirational plan and the terms of the aspirational PRSUs, please refer to the Company’s SEC filings. In addition, please refer to “Forward Looking Statements”. 27

Use of Non-GAAP Financial Measures and Constant Currency Information In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, EBITDA, adjusted EBITDA, consolidated funded debt less qualified cash, leverage and leverage ratio which are not recognized terms under U.S. Generally Accepted Accounting Principles (GAAP) and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or an alternative to total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company's underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with the Company’s results as determined in accordance with GAAP and these non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non-GAAP financial measures, please refer to the reconciliations on the following pages and the Company’s SEC filings. Constant Currency Information In this presentation the Company refers to, and in other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a "constant currency basis," which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance. EBITDA and Adjusted EBITDA A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA is provided on slide 29. Management believes that the use of EBITDA and adjusted EBITDA provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Adjusted Net Income A reconciliation of the Company's GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on slide 30. Management believes that the use of adjusted net income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Leverage Consolidated funded debt less qualified cash to adjusted EBITDA, which the Company may refer to as leverage, is provided on slide 31 and is calculated by dividing consolidated funded debt less qualified cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA. The Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage. 28

Adjusted EBITDA Reconciliation Three Months Ended Trailing Twelve Months Ended (in millions) December 31, 2018 December 31, 2017 December 31, 2018 GAAP Net income $ 12.3 $ 48.4 $ 100.5 Interest expense, net 22.8 21.9 92.3 Income taxes 15.2 (2.7) 49.6 Depreciation and amortization 27.6 25.4 113.7 EBITDA 77.9 93.0 356.1 Adjustments Customer termination costs - Loss from discontinued operations, net of tax (1) 6.9 17.9 17.8 Customer-related charges (2) 21.2 - 21.2 Restructuring (3) 9.1 - 22.3 Supply Chain Transition Costs (4) 2.8 - 7.3 Latin American subsidiary charges (5) - 0.5 - Other Costs (6) - 0.4 - Adjusted EBITDA $ 117.9 $ 111.8 $ 424.7 Notes (1) Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designed as unrestricted subsidiaries in the 2016 Credit Agreement. Therefore, these subsidiaries are excluded from the Company's adjusted financial measures for covenant compliace purposes. (2) On January 11, 2019, Innovative Mattress Solutions, LLC ("iMS"), a customer of the Company, filed a voluntary petition in U.S. Bankruptcy Court for the Eastern District of Kentucky seeking relief under Chapter 11 of the U.S. Bankruptcy Code. In the fourth quarter of 2018, the Company recorded charges of $21.2 million associated with certain iMS-related assets on the Company's Consolidated Balance Sheet as of December 31, 2018, primarily made up of trade and other receivables, to fully reserve this account. (3) In 2018, the Company recorded $24.9 million of restructuring costs, including $2.6 million of depreciation expense. These costs included $11.5 million of charges related to the operational alignment of a joint venture that was wholly acquired in the North America business segment, including $2.6 million of depreciation expense and $1.3 million of other expense, net. Restructuring costs also included $8.5 million of expenses in the International business segment related to International simplification efforts, including headcount reduction, professional fees and store closures, and $4.9 million of Corporate professional fees related to restructuring activities. (4) In the fourth quarter of 2018, the Company recorded $2.8 million of supply chain transition costs which represent charges incurred to consolidate certain manufacturing and distribution facilities. For the full year, the Company recorded $7.3 million of supply chain transition costs which represent charges incurred to consolidate certain manufacturing and distribution facilities, including $0.8 million of other expense. (5) In the fourth quarter of 2017, the Company incurred $0.5 million of legal charges associated with a Latin American subsidiary. (6) In the fourth quarter of 2017, the Company incurred $0.4 million in other costs associated with an early lease termination. For additional information regarding the calculations above please refer to the Company's SEC Filings. 29

Adjusted Net Income and Adjusted EPS Three Months Ended (in millions, except per share amounts) December 31, 2018 December 31, 2017 GAAP net income $ 12.3 $ 48.4 Loss from discontinued operations, net of tax (1) 6.9 17.9 Customer-related charges (2) 21.2 - Restructuring Costs (3) 9.1 - Supply Chain Transition costs (4) 2.8 - Latin American subsidiary charges (5) - 0.5 Other costs (6) - 0.4 Tax adjustments (7) (2.6) (19.4) Adjusted net income 49.7 47.8 Adjusted earnings per common share, diluted $ 0.90 $ 0.87 Diluted shares outstanding 55.1 54.8 Notes (1) Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2016 Credit Agreement. Therefore, these subsidiaries are excluded from the Company's adjusted financial measures for covenant compliance purposes. (2) On January 11, 2019, Innovative Mattress Solutions, LLC ("iMS"), a customer of the Company, filed a voluntary petition in U.S. Bankruptcy Court for the Eastern District of Kentucky seeking relief under Chapter 11 of the U.S. Bankruptcy Code. In the fourth quarter of 2018, the Company recorded charges of $21.2 million associated with certain iMS-related assets on the Company's Consolidated Balance Sheet as of December 31, 2018, primarily made up of trade and other receivables, to fully reserve this account. (3) In the fourth quarter of 2018, the Company recorded $9.1 million of restructuring costs. These costs included $4.7 million of charges in the International business segment associated with International simplification efforts, including headcount reduction, professional fees, store closures and other costs, $2.9 million of Corporate professional fees related to restructuring activities and $1.5 million of charges associated with the operational alignment of a previous joint venture that became wholly acquired in the North America business segment, including $0.2 million of other expense, net. (4) In the fourth quarter of 2018, the Company recorded $2.8 million of supply chain transition costs which represent charges incurred to consolidate certain manufacturing and distribution facilities. (5) In the fourth quarter of 2017, the Company incurred $0.5 million of legal charges associated with a Latin American subsidiary. (6) In the fourth quarter of 2017, the Company incurred $0.4 million in other costs associated with an early lease termination. (7) Adjusted income tax provision represents the tax effects associated with the aforementioned items and other discrete income tax events. For additional information regarding the calculations above please refer to the Company's SEC Filings. 30

Leverage Reconciliation

(in millions, except ratio)	3Q18	4Q18
Total debt	$ 1,689.0	$ 1,646.2
Plus: Deferred financing costs[1]	$ 8.1	7.6
Plus: Letters of credit outstanding	23.1	23.7
Consolidated funded debt	$ 1,720.2	$ 1,677.5
Less: Domestic qualified cash[2]	12.8	13.6
Less: Foreign qualified cash[2]	11.6	19.3
Consoldiated funded debt less qualified cash	$ 1,695.8	$ 1,644.6
Adjusted EBITDA[3]	$ 418.6	$ 424.7
Leverage	**4.05x**	**3.87x**

Notes

(1) The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Consolidated Balance Sheets.

(2) Qualified cash as defined in the 2016 Credit Agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

(3) Represents Adjusted EBITDA for the trailing twelve-month period ended with the referenced quarter. A reconciliation of GAAP net income to Adjusted EBITDA with respect to the twelve-month period ended with the referenced quarter is set forth below.

($ in millions)	3Q18	4Q18
GAAP net income	$ 136.6	$ 100.5
Loss on extinguishment of debt	-	-
Interest expense, net	91.4	92.3
Income tax provision	31.7	49.6
Depreciation and amortization	111.5	113.7
EBITDA	$ 371.2	$ 356.1
Adjustments[1]	47.4	68.6
Adjusted EBITDA	$ 418.6	$ 424.7

Notes

(1) Adjustments represent loss from discontinued operations, related to Latin American operations, customer-related charges, restructuring costs, supply chain transition costs, Latin American subsidiary charges, and other costs. For more information please refer to the reconciliations and related information contained on slide 29

For additional information regarding the calculations above please refer to the Company's SEC Filings.

31